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                                                                    Exhibit 4.11


               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

400,000 @ $3.50 SHARE WARRANT
ISSUED AUGUST 27, 1996

         FOR VALUE RECEIVED, TELECHIPS CORPORATION (the "Company"), a Nevada corporation, hereby certifies that THIRD WORLD INVESTMENTS, LTD., an Isle of Man corporation, or its permitted assigns are entitled to purchase from the Company, at any time or from time to time commencing October 1, 1996, and prior to 5:00 p.m., Atlanta, Georgia time then current, on August 31, 2001, 400,000 fully paid and non-assessable shares of the common stock, $.01 par value, of the Company, at a purchase price of $3.50 per share, subject to adjustment as provided herein. (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares,"
(iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the shares of the Warrant Shares is referred to as the "Per Share Warrant Price" and (v) this warrant and all warrants hereafter issued in exchange or substitution for this warrant are referred to as the "Warrants.") The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1.       EXERCISE OF WARRANT.

         (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing October 1, 1996 (the "Commencement Date"), and prior to 5:00 p.m., Atlanta, Georgia time then current, on August 31, 2001 (the "Expiration Date"), by the holder of this Warrant (the "Holder") by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for the Warrant Shares shall be made by certified or official bank check, payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.





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         (b)     The Per Share Warrant Price with respect to each exercise of this Warrant shall be $3.50, subject to adjustment as provided herein.

         (c) In lieu of exercising this Warrant in the manner set forth in paragraph 1(a) above, this Warrant may be exercised between the Commencement Date and the Expiration Date by surrender of the Warrant without payment of any other consideration, commission or remuneration, together with the cashless exercise subscription form at the end hereof, duly executed. The number of shares to be issued in exchange for the Warrant shall be the product of (x) the excess of the market price of the Common Stock on the date of surrender of the Warrant and the exercise subscription form over the Per Share Warrant Price and
(y) the number of shares subject to issuance upon exercise of the Warrant, divided by the market price of the Common Stock on such date. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the number of whole shares of the Common Stock to which the Holder shall be entitled and, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, pursuant to the provisions of this Warrant.

2.       RESERVATION OF WARRANT SHARES.

         The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for the issuance or delivery upon the exercise of this Warrant, such number of shares of the Common Stock and such amount of other securities and properties as from time to time shall be deliverable to the Holder upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except such as may be imposed under applicable federal and state securities laws) and free and clear of all preemptive rights and all other rights to purchase securities of the Company.

3.       PROTECTION AGAINST DILUTION.

         (a) If, at any time or from time to time after the date of this Warrant, and prior to the exercise or expiration hereof, the Company shall distribute to the holders of its outstanding Common Stock, (i) securities, other than shares of Common Stock, or (ii) property, other than cash dividends paid in conformity with past practice, without payment therefor, with respect to Common Stock, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and property which the Holder would have held on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of the Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

         (b) If, at any time or from time to time after the date of this Warrant, and prior to the exercise or expiration hereof, the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common





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Stock into a greater number of shares, (iii) combine its outstanding shares of
Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned or been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this
(b) shall become effective immediately prior thereto. An adjustment made pursuant to this (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this
(b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

         (c) Except as provided in Section 3(e) below, if the Company hereafter issues or sells any shares of Common Stock for a consideration per share less than the Per Share Warrant Price then in effect immediately prior to such issuance or sale (each such issuance being a "Dilutive Issuance"), the Per Share Warrant Price shall be reduced as of the date of such issuance to the per share consideration received for the Common Stock issued in such Dilutive Issuance.

         (d) Except as provided in Section 3(e) below, in case the Company shall hereafter issue or sell any rights, options, warrants or securities convertible into Common Stock entitling the holders thereof to purchase the Common Stock or to convert such securities into Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities)(such price hereinafter being referred to as the "Lower Price") less than the Per Share Warrant Price then in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the Per Share Warrant Price shall equal the Lower Price.

         (e) No adjustment in the Per Share Warrant Price shall be required in the case of (i) the issuance of shares of Common Stock upon the exercise of options and warrants in existence on the date of this Warrant, options granted in the future to full-time employees or directors of the Company or options which may be granted under the Company's Stock Option Plans as in effect on the date hereof, (ii) the issuance of shares of Common Stock in connection with the conversion of Preferred Stock or Debentures of the Company in existence on the date of this Warrant; (iii) the issuance of shares pursuant to the exercise of this Warrant; or (iv) issuance of securities to MWW/Strategic Communications, Inc., pursuant to a settlement agreement with the Company.





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         (f)     In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another entity (including any exchange effectuated in connection with a merger of any other corporation with the Company), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this 3(f) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. Notice of any such consolidation, merger, statutory exchange, sale or conveyance, and of said provisions so proposed to be made, shall be mailed to the Holder not less than 20 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

         (g) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this (g)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

         (h) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of the Holder of this Warrant in accordance with this Section 3, the Company shall, at its own expense, within ten (10) days of such adjustment or modification, deliver to the holder of this Warrant a certificate of the Principal Financial Officer of the Company setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or modification and the manner of computing the same. In addition, within thirty (30) days of the end of the Company's fiscal year next following any such adjustment or modification, the Company shall, upon request of a majority of the Holders, at





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its own expense, deliver to the Holder of this Warrant a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the same information as required by such Principal Financial Officer Certificate.

         (i) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Common Stock, other than out of earned surplus, the Company shall mail notice thereof to the Holder not less than 10 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

4.       FULLY PAID STOCK; TAXES.

         The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shared delivered on the exercise of this Warrant in accordance with the terms hereof shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights or other contractual rights to purchase securities of the Company, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price.

5.       REGISTRATION UNDER SECURITIES ACT OF 1933.

         (a) The Company agrees that if, at any time and, from time to time (during the period commencing on the date of issuance of this Warrant and ending on August 31, 2001), the Board of Directors of the Company shall authorize the filing of a registration statement other than a registration statement on Form S-4 or S-8 (any such registration statement being sometimes hereinafter called a "Company Initiated Registration Statement") under the Securities Act of 1933 (the "Act") in connection with the proposed offer of any of its securities by it or any of its shareholders, the Company will (i) promptly notify the Holder and all other registered Holders, if any, of other Warrants and/or Warrant Shares that such Company Initiated Registration Statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders will be included in such Company Initiated Registration Statement at the Holder's and such Holders' request, (ii) cause such Company Initiated Registration Statement to cover all Warrant Shares which it has been so requested to include, (iii) cause such Company Initiated Registration Statement to become effective as soon as practicable and to remain effective and current for a minimum period of one hundred eighty (180) days (provided that the effectiveness of such registration statement, and any other registration statement that is required under this Section 5(a) to remain effective for one hundred eighty (180) days, may be terminated earlier if all Warrant Shares issued and issuable upon exercise of the Warrants that were the subject of such registration statement were sold by the Holders pursuant to such registration prior to such registration statement ceasing to be effective) and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Company Initiated Registration Statement to be sold or otherwise disposed of and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period such registration statement remains





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effective (such period being a minimum of one hundred eighty (180) days, unless the effectiveness of the registration statement is terminated earlier as contemplated by Section 5(a)(iii)). If the registration of which the Company gives notice is a firmly underwritten registered public offering, the Company shall so advise the Holder and all other registered Holders of Warrants and/or Warrant Shares as part of the written notice given pursuant to this Section 5(a). In such event, notwithstanding any other provision of this Section 5(a), if the underwriter of such public offering determines in its reasonable discretion that marketing factors require the limitation of the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude some or all of the Warrant Shares from such registration and underwriting. The Company shall so advise all Holders, and shall allocate the securities to be included in such offering in the following manner. The Company may exclude shares of all Holders of registration rights without any exclusion of shares offered by the Company, provided that no securities other than securities offered by the Company are included in such registration. In the event of any exclusion of shares held by holders of registration rights, the securities of the Company (other than the Warrant Shares) issued subsequent to the date of issuance of this Warrant (whether or not such securities are entitled to registration rights) shall be excluded first to the extent required by such limitation and, if a limitation of the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all Holders of Warrants and Warrant Shares and all holders of shares of common stock (or securities that are convertible into or exchangeable for shares of common stock) that were issued and outstanding prior to the date of issuance of this Warrant and which shares of common stock (including shares of common stock issuable upon conversion or exchange of such convertible securities) the Company is contractually obligated or otherwise desires, at the request of such holders, to include in such registration ("Prior Shares") in proportion, as nearly as practicable, to the respective number of Warrant Shares held or purchasable by such Holders and the respective number of Prior Shares, each determined at the time of the notice referred to in this Section 5(a) unless another method determining such exclusion is specified in the agreements governing the Prior Shares. Subsequent to the date of this Warrant, the Company shall not grant rights to any party to include securities in a registration statement filed by the Company unless such rights specifically provide that such securities are to be on a parity with and not superior to the Warrant Shares.

         (b) Whenever the Company is required pursuant to the provisions of this Section 5 to include Warrant Shares in a registration statement, the Company shall (i) furnish each Holder of any such Warrant Shares and each underwriter of such Warrant Shares with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such Holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Warrant Shares, (ii) use its best efforts to register or qualify such Warrant Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the Holders of any such Warrant Shares and each underwriter of Warrant Shares being sold by Holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such Holders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such Holders shall have reasonably requested that the Warrant Shares be sold.





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         (c)     The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section, including the reasonable attorneys' fees and expenses of the Holder(s) of the Warrant Shares (not to exceed $20,000) of one counsel for all the selling Warrant Shares covered by each registration incurred in connection with such registration or other action, other than underwriting discounts and commissions and applicable transfer taxes relating to the Warrant Shares.

6.       INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each selling holder of Warrant Shares and each person who controls any such selling holder within the meaning of Section 15 of the Act, and each and all of them, from and against any and all losses, claims, damages, labilities or actions, joint or several, to which any selling holder of Warrant Shares or they or any of them may become subject under the Act or otherwise and to reimburse the persons indemnified as above for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Warrant Shares were registered under the Act (hereinafter called a "Registration Statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Warrant Shares under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(ii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Warrant Shares; provided, however, that (i) the indemnity agreement contained in this (a) shall not extend to any selling holder of Warrant Shares in respect if any such losses, claims damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to the Company by a selling holder of Warrant Shares specifically for use in connection with the preparation of such Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto. The Company agrees to pay any legal and other expenses for which it is liable under this (a) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

         (b) Each selling holder of Warrant Shares, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act to the same extent as the foregoing indemnity from the Company, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission





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from such Registration Statement, any final prospectus, any preliminary prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling holder specifically for use in connection with the preparation of the Registration Statement, any final prospectus or the preliminary prospectus or any such amendment or supplement thereto; provided, however, that the obligation of any holder of Warrant Shares to indemnify the Company under the provisions of this
(b) shall be limited to the product of the number of Warrant Shares being sold by the selling holder and the market price of the Common Stock on the date of the sale to the public of these Warrant Shares. Each selling holder of Warrant Shares agrees to pay any legal and other expenses for which it is liable under this (b) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

         (c) If any action is brought against a person entitled to indemnification pursuant to the foregoing Sections 6(a) or (b) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such Sections, such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party otherwise than on account of the indemnify agreement contained in (a) or (b) of this Section 6. In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at the expense of the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with provision (i) to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.





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         (d)     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in (a) of this
Section 6 is unavailable to a selling holder of Warrant Shares in accordance with its terms, the Company and the selling holder of Warrant Shares shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by the Company and the selling holder of Warrant Shares, in such proportions as is appropriate to reflect the relative benefits received by the Company and the selling holder of Warrant Shares from any offering of the Warrant Shares; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under (c) of this Section 6, then the relative fault of the Company and the selling holder of Warrant Shares in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits.

         (e) The respective indemnity and contribution agreements by the Company and the selling holder of Warrant Shares in section (a), (b), (c) and
(d) of this Section 6 shall remain operative and in full force and effect regardless of (i) any investigation made by any selling holder of Warrant Shares or by or on behalf of any person who controls such selling holder or by the Company or any controlling person of the Company or any director or any officer of the company, (ii) payment for any of the Warrant Shares or (iii) any termination of this Agreement, and shall survive the delivery of the Warrant Shares, and any successor of the Company, or of any selling holder of Warrant Shares, as the case may be, shall be entitled to the benefits of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by the Company and the selling holder of Warrant Shares contained in (a), (b), (c) and (d) of this Section 6 shall be in addition to any liability which the Company and the selling holder of Warrant Shares may otherwise have.

7.       LIMITED TRANSFERABILITY.

         (a) This Warrant shall be transferable or assignable by the Holder, in whole or in part, only (i) to any successor firm or corporation of Third World Investments, Ltd. ("TWI") (ii) to any of the directors, officers, employees, attorneys, consultants, partners, agents or subsidiaries of TWI or of any such successor firm or (iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution and is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose. The Company may treat the registered holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants will be dated the same date as this Warrant.

         (b) By acceptance hereof, the Holder represents and warrants that this Warrant is being acquired, and all Warrant Shares to be purchased upon the exercise of this Warrant will be acquired, by the Holder solely for the account of such Holder and not with a view to the fractionalization and distribution thereof and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and the Holder agrees that neither this Warrant





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nor any of the Warrant Shares may be sold or transferred except under cover of a Registration Statement under the Act which is effective and current with respect to such Warrant Shares or pursuant to an opinion, in form and substance reasonably acceptable to the Company's counsel, that registration under the Act is not required in connection with such sale or transfer. Any Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

                 "The Securities represented by this certificate have not been registered under the Securities Act of 1933 and are restricted securities within the meaning thereof. Such securities may not be sold or transferred except pursuant to a Registration Statement under such Act which is effective and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the issuer of such securities that such sale or transfer is exempt from the registration requirements of such Act."

8.       LOSS, ETC., OF WARRANT.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

9.       WARRANT HOLDER NOT SHAREHOLDERS.

         Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

10.      COMMUNICATION.

         No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                 (a) the Company at 6880 McCarran Boulevard, Reno, Nevada 89509 or such other address as the Company has designated in writing to the Holder; or

                 (b) the Holder at Third Floor, Murdoch House, South Quay, Douglas, Isle of Man, IM15AS, or such other address as the Holder has designated in writing to the Company.

11.      HEADINGS.

         The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

12.      APPLICABLE LAW.

         This Warrant shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the principles of conflict of law thereof.

         IN WITNESS WHEREOF, TELECHIPS CORPORATION, a Nevada corporation has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary this _____ day of August, 1996.

                                         TELECHIPS CORPORATION
ATTEST:

_____________________________________    By:__________________________________
Secretary                                Name (Print):________________________
                                         Title:_______________________________

                                  SUBSCRIPTION



         The undersigned holder,
_________________________________________________, pursuant to the provisions of the within and foregoing Warrant, hereby agrees to subscribe for and purchase ________ shares of the Common Stock of Telechips Corporation covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:____________________________        ____________________________________
                                          Signature

                                          Address:
                                          ____________________________________
                                          ____________________________________
                                          ____________________________________

                 SUBSCRIPTION FOR CASHLESS WARRANT SUBSCRIPTION



         The undersigned,
________________________________________________________, pursuant to the provisions of the within and foregoing Warrant, hereby agrees to subscribe to that number of shares of the Common Stock of Telechips Corporation as are issuable in accordance with the formula set forth in paragraph 1(b) of said Warrant, and makes payment therefor in full by surrender and delivery of said Warrant.


Dated:____________________________       _____________________________________
                                         Signature

                                         Address:
                                         _____________________________________
                                         _____________________________________
                                         _____________________________________

                                   ASSIGNMENT



         FOR VALUE RECEIVED, _______________________________________________
hereby sells, assigns and transfers unto the within and foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _________________________, attorney, to transfer said Warrant on the books of Telechips Corporation.


Dated:____________________________       _____________________________________
                                         Signature

                                         Address:
                                         _____________________________________
                                         _____________________________________
                                         _____________________________________

                               PARTIAL ASSIGNMENT


FOR VALUE RECEIVED, _________________________________________________ hereby assigns and transfers unto
_____________________________________________ the right to purchase __________
shares of the Common Stock of Telechips Corporation the right to purchase _________ shares of the Common Stock of Telechips Corporation by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint __________________________________________, attorney, to transfer that part of said Warrant on the books of Telechips Corporation.


Dated:____________________________       _____________________________________
                                         Signature

                                         Address:
                                         _____________________________________
                                         _____________________________________
                                         _____________________________________